EXHIBIT 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three and Six Months Ended
June 30, 2016

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS OUTSTANDING
SECOND QUARTER 2016 RESULTS AND INCREASES FULL-YEAR GUIDANCE

CHATTANOOGA, Tenn. (July 28, 2016) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the second quarter ended June 30, 2016. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	%	2016	2015	%
Net income attributable to common shareholders per diluted share	$0.30	$0.18	66.7%	$0.47	$0.38	23.7%
Funds from Operations ("FFO") per diluted share	$0.73	$0.53	37.7%	$1.41	$1.15	22.6%
FFO, as adjusted, per diluted share (1)	$0.59	$0.54	9.3%	$1.15	$1.05	9.5%
(1) FFO, as adjusted, for the three months ended June 30, 2016 excludes a $29.2 million increase in equity in earnings related to the completed foreclosure of Gulf Coast Town Center (owned in a 50/50 joint venture) as well as $1.1 million related to non-recurring professional fees expense related to the SEC investigation. In addition to these items, FFO, as adjusted, for the six months ended June 30, 2016 excludes $1.7 million of litigation settlement expense as well as a $26.4 million increase in equity in earnings related to the sale of our 50% interest in Triangle Town Center. FFO, as adjusted, for the three months ended June 30, 2015 excludes $3.0 million of expense related to a litigation settlement and a $0.3 million gain on extinguishment of debt. FFO, as adjusted, for the six months ended June 30, 2015 excludes a partial litigation settlement, net of related expenses, of $1.7 million and a $16.6 million gain on investment related to the sale of marketable securities.

HIGHLIGHTS:

•	Same-center NOI for the second quarter of 2016 increased 3.4% in the Total Portfolio and 3.2% in the Malls compared with the prior period.

•	FFO per diluted share, as adjusted, increased 9.3% to $0.59 for the second quarter of 2016, compared with $0.54 in the prior-year period.

•	Same-center mall occupancy increased 150 basis points to 91.7% as of June 30, 2016 compared with 90.2% as of June 30, 2015.

•	Same-center sales increased 1.1% to $377 per square foot for the rolling 12-months ended June 30, 2016 over the prior-period.

•	$304 million (at CBL's share) in mall and community center dispositions closed year-to-date.

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CBL's President and Chief Executive Officer Stephen Lebovitz commented, "Our results for the second quarter were outstanding across the board.  The same-center portfolio generated NOI growth of 3.4%, the largest increase we've seen post-recession.  Adjusted FFO per share topped consensus estimates, increasing 9.3% to $0.59 per share. Occupancy increased 150 basis points and sales reached $377 per square foot.
"As last week's announcement of the sale of two tier 3 malls demonstrates, our portfolio transformation is gaining momentum. Coupled with the sale of community centers, we are reducing leverage dramatically, with total debt declining more than $300 million. Our balance sheet also benefited from the three new attractively priced secured fixed-rate financings closed this quarter. This quarter's performance clearly reflects the resiliency and opportunity in CBL and our portfolio. Our focus for the remainder of the year is to build on these excellent results, accelerate our portfolio transformation strategy and drive additional improvements to our balance sheet."
Net income attributable to common shareholders for the second quarter of 2016 was $51.7 million, or $0.30 per diluted share, compared with net income of $30.7 million, or $0.18 per diluted share, for the second quarter of 2015. One-time items impacting net income in the quarter include the impairment of certain properties classified as held-for-sale or as a lender property as well as an increase in equity in earnings related to the sale of our 50% interest in Renaissance Center and related to the completed foreclosure of Gulf Coast Town Center (owned in a 50/50 joint venture).
FFO allocable to common shareholders, as adjusted, for the second quarter of 2016 was $101.3 million, or $0.59 per diluted share, compared with $91.9 million, or $0.54 per diluted share, for the second quarter of 2015. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the second quarter of 2016 was $118.6 million compared with $107.7 million for the second quarter of 2015.

Percentage change in same-center Net Operating Income ("NOI")(1):

Three Months Ended June 30, 2016
Portfolio same-center NOI	3.4%
Mall same-center NOI	3.2%

(1)
CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents and net amortization of acquired above and below market leases. NOI is for real estate properties and excludes the Company's subsidiary that provides maintenance, janitorial and security services.

MAJOR VARIANCES IMPACTING SAME-CENTER NOI RESULTS FOR THE QUARTER ENDED JUNE 30, 2016

•	NOI increased $6.1 million, generated from a $5.6 million increase in revenue and a $0.5 million decline in operating expense.

•	Minimum rents increased $4.5 million during the quarter as a result of rent growth and occupancy increases over the prior year.

•	Percentage rents increased by $0.2 million due to positive sales growth.

•	Tenant reimbursement and other revenues increased by $0.9 million.

•	Property operating expense declined $1.1 million and maintenance and repair expense declined by $0.2 million, partially offset by a $0.8 million increase in real estate tax expense.

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PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of June 30,
	2016	2015
Portfolio occupancy	92.6%	91.0%
Mall portfolio	91.6%	90.0%
Same-center malls	91.7%	90.2%
Stabilized malls	91.6%	89.9%
Non-stabilized malls (1)	92.3%	95.5%
Associated centers	95.6%	94.1%
Community centers	96.8%	96.8%

(1)
Represents occupancy for The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of June 30, 2016 and Fremaux Town Center, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of June 30, 2015.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
Three Months Ended June 30, 2016
Stabilized Malls	7.8%
New leases	25.8%
Renewal leases	0.2%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended June 30,
	2016	2015	% Change
Stabilized mall same-center sales per square foot	$377	$373	1.1%

DISPOSITIONS
Year-to-date, CBL has completed $304 million in disposition activity at the Company's share, including interest in five malls and two community centers. These transactions generated net equity proceeds of approximately $157 million and additionally removed over $147 million of secured debt from CBL's pro rata share of Total Debt. Net proceeds from the dispositions were used to reduce outstanding balances on the Company's lines of credit.

Subsequent to quarter-end, CBL completed the sale of Fashion Square in Saginaw, MI and The Lakes Mall in Muskegon, MI for an aggregate sales price of $66.5 million, including the assumption of a $38.2 million loan secured by Fashion Square. CBL recorded an impairment charge of $32.1 million in the second quarter related to the sale.

In May, CBL closed on the sale of Bonita Lakes Mall and Bonita Lakes Crossing in Meridian, MS for $27.9 million.

In April, CBL and its 50/50 joint venture partner closed on the sale of 100% of Renaissance Center, the 363,000-square-foot community shopping center located in Durham, NC. Renaissance Center was sold for a sales price of $129.2 million, including the assumption of a $16.0 million loan by the buyer and a $31.6 million loan that was retired at closing. The transaction generated net equity to CBL of $40.8 million.

In April, CBL completed the sale of The Crossings at Marshalls Creek, the 86,000-square-foot community center located in Middle Smithfield, PA, for a sales price of $22.3 million, in cash.

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In March, CBL closed on the sale of a 75% interest in River Ridge in Lynchburg, VA, to Liberty University and received net cash proceeds of $33.5 million. CBL retains a 25% ownership position in the asset and is responsible for leasing and management, earning customary fees.

In February, CBL closed on a new 10/90 joint venture for Triangle Town Center, Place and Commons in Raleigh, NC, with DRA Advisors LLC (DRA). The new joint venture acquired the property from the existing 50/50 joint venture between CBL and The Richard E. Jacobs Group for a total consideration of $174.0 million, including assumption of a $171.1 million loan secured by the property. CBL holds a 10% ownership position in the asset and is responsible for leasing and managing, earning customary fees.

FINANCING ACTIVITY
In June, CBL significantly reduced its variable-rate debt exposure and locked in attractive long-term fixed interest rates with the closing of three separate non-recourse secured loans with an aggregate borrowing amount of $227.7 million. The loans have a weighted average interest rate of 3.9% and a weighted average term of 9 years.

CBL closed on a non-recourse $47.7 million loan secured by Ambassador Town Center in Lafayette, LA. The 7-year loan bears a fixed interest rate of 3.22%. Proceeds from the loan were primarily used to retire the existing construction loans with an aggregate balance of $41.9 million with excess proceeds used to fund remaining construction costs.

CBL closed on a non-recourse $73.0 million loan secured by Fremaux Town Center in Slidell, LA. The 10-year loan bears a fixed interest rate of 3.69%. Proceeds from the loan were used to retire two existing construction loans with an aggregate balance of $71.1 million.

CBL closed on a non-recourse $107.0 million loan secured by Hamilton Place in Chattanooga, TN. The 10-year loan bears an interest rate of 4.36%. Proceeds from the loan were used to retire an existing $98.2 million loan with an interest rate of 5.86% that was scheduled to mature in August 2016. CBL’s share of excess proceeds were utilized to reduce outstanding balances on its lines of credit.

Additionally in June, the foreclosure of Gulf Coast Town Center in Fort Myers, FL (owned in a 50/50 joint venture) was completed, reducing debt by $95.4 million, at CBL's share.

CBL has entered into discussions to begin the foreclosure process for Wausau Center in Wausau, WI. The property is encumbered by a $17.6 million non-recourse loan. After evaluating redevelopment options, CBL determined that an appropriate risk-adjusted return was not achievable. As a result, CBL recorded a $10.7 million impairment charge during the second quarter.

OUTLOOK AND GUIDANCE
Based on results year-to-date and its current outlook, the Company is increasing its 2016 guidance for FFO, as adjusted, to a range of $2.36 - $2.40 per diluted share. The increased guidance incorporates dilution from asset sales completed year-to-date. CBL also increased its anticipated same-center NOI growth to a range of 1.5% - 2.5% in 2016.
    The guidance also assumes the following:

•	$4.0 million to $5.0 million of outparcel sales;

•	75-125 basis point increase in total portfolio occupancy as well as stabilized mall occupancy throughout 2016;

•	G&A, net of litigation expense and non-recurring professional fees, of $58 million to $60 million; and

•	No unannounced capital markets activity.

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	Low	High
Expected diluted earnings per common share	$0.91	$0.95
Adjust to fully converted shares from common shares	(0.13)	(0.14)
Expected earnings per diluted, fully converted common share	0.78	0.81
Add: depreciation and amortization	1.57	1.57
Add: Loss on impairment	0.32	0.32
Add: noncontrolling interest in earnings of Operating Partnership	0.13	0.14
Less: Gain on depreciable property	(0.18)	(0.18)
Expected FFO per diluted, fully converted common share	2.62	2.66
Adjustment for dispositions of unconsolidated affiliates	(0.28)	(0.28)
Adjustment for litigation settlement and nonrecurring professional fees expense	0.02	0.02
Expected adjusted FFO per diluted, fully converted common share	$2.36	$2.40

The foregoing reconciliation includes an adjustment for gain on depreciable property that was inadvertently omitted from the original version of this earnings release.

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call on Friday, July 29, 2016, at 11:00 a.m. ET.  To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 8458714. A replay of the conference call will be available through August 5, 2016, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10087241. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., second quarter earnings release and supplemental information please visit the Investing section of our website at cblproperties.com or contact Investor Relations at (423) 490-8312.

The Company will also provide an online webcast and rebroadcast of its 2016 second quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Friday, July 29, 2016 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
Headquartered in Chattanooga, TN, CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 145 properties, including 89 regional malls/open-air centers. The properties are located in 31 states and total 82.9 million square feet including 8.6 million square feet of non-owned shopping centers managed for third parties. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over

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time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period.
FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
As described above, during the second quarter of 2016, the Company recognized a $29.2 million increase in equity in earnings related to the foreclosure of the loan secured by Gulf Coast Town Center and $1.1 million of nonrecurring professional fees expense. Additionally, during the six months ended June 30, 2016, the Company recognized $1.7 million of litigation expense as well as a $26.4 million increase in equity in earnings related to the sale of our 50% interest in Triangle Town Center. During the second quarter of 2015, the Company recognized $3.0 million of expense related to a litigation settlement and a $0.3 million gain on extinguishment of debt. Additionally, during the six months ended June 30, 2015, the Company recognized a $16.6 million gain on investment related to the sale of marketable securities and received income of $1.7 million, net of related expenses, as a partial settlement of ongoing litigation. Considering the significance and nature of these items, the Company believes it is important to identify their impact on its FFO measures for readers to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods.
Same-center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. We believe that presenting NOI and same-center NOI (described below) based on our Operating Partnership’s pro rata share of both consolidated and unconsolidated Properties is useful since we conduct substantially all of our business through our Operating Partnership and, therefore, it reflects the performance of the Properties in absolute terms regardless of the ratio of ownership interests of our common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of its shopping center and other properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

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Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Six Months Ended June 30, 2016
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES:
Minimum rents	$167,216	$166,428	$337,845	$335,509
Percentage rents	2,692	2,412	7,365	6,549
Other rents	4,819	4,421	9,881	9,592
Tenant reimbursements	70,096	70,224	143,462	142,357
Management, development and leasing fees	4,067	2,663	6,648	5,441
Other	6,075	7,695	12,842	15,304
Total revenues	254,965	253,843	518,043	514,752
OPERATING EXPENSES:
Property operating	31,060	32,866	69,688	71,770
Depreciation and amortization	72,205	71,239	148,711	147,505
Real estate taxes	22,834	22,549	45,862	45,334
Maintenance and repairs	11,790	12,407	26,338	26,623
General and administrative	16,475	16,215	33,643	33,445
Loss on impairment	43,493	2,781	63,178	2,781
Other	5,052	5,928	14,737	12,404
Total operating expenses	202,909	163,985	402,157	339,862
Income from operations	52,056	89,858	115,886	174,890
Interest and other income	251	389	611	5,663
Interest expense	(53,187)	(58,754)	(108,418)	(117,911)
Gain on extinguishment of debt	—	256	6	256
Gain on investment	—	—	—	16,560
Equity in earnings of unconsolidated affiliates	64,349	4,881	96,739	8,704
Income tax benefit (provision)	51	(2,472)	588	(1,556)
Income from continuing operations before gain on sales of real estate assets	63,520	34,158	105,412	86,606
Gain on sales of real estate assets	9,577	14,173	9,577	14,930
Net income	73,097	48,331	114,989	101,536
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(8,483)	(4,946)	(13,428)	(11,118)
Other consolidated subsidiaries	(1,695)	(1,490)	1,432	(2,359)
Net income attributable to the Company	62,919	41,895	102,993	88,059
Preferred dividends	(11,223)	(11,223)	(22,446)	(22,446)
Net income attributable to common shareholders	$51,696	$30,672	$80,547	$65,613

Basic and diluted per share data attributable to common shareholders:
Net income attributable to common shareholders	$0.30	$0.18	$0.47	$0.38
Weighted-average common and potential dilutive common shares outstanding	170,792	170,494	170,731	170,457

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2016

The Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income attributable to common shareholders	$51,696	$30,672	$80,547	$65,613
Noncontrolling interest in income of Operating Partnership	8,483	4,946	13,428	11,118
Depreciation and amortization expense of:
Consolidated properties	72,205	71,239	148,711	147,505
Unconsolidated affiliates	9,156	10,303	18,334	20,620
Non-real estate assets	(722)	(731)	(1,559)	(1,573)
Noncontrolling interests' share of depreciation and amortization	(2,055)	(2,151)	(4,448)	(4,782)
Loss on impairment	43,493	2,781	63,178	2,781
Gain on depreciable property, net of tax	(35,521)	(12,129)	(35,521)	(12,196)
FFO allocable to Operating Partnership common unitholders	146,735	104,930	282,670	229,086
Litigation settlements, net of related expenses (1)	—	3,004	1,707	(1,654)
Nonrecurring professional fees expense (1)	1,119	—	1,119	—
Gain on investment	—	—	—	(16,560)
Equity in earnings from disposals of unconsolidated affiliates	(29,235)	—	(55,630)	—
Gain on extinguishment of debt	—	(256)	—	(256)
FFO allocable to Operating Partnership common unitholders, as adjusted	$118,619	$107,678	$229,866	$210,616

FFO per diluted share	$0.73	$0.53	$1.41	$1.15

FFO, as adjusted, per diluted share	$0.59	$0.54	$1.15	$1.05

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	200,045	199,751	199,986	199,716

Reconciliation of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders:
FFO allocable to Operating Partnership common unitholders	$146,735	$104,930	$282,670	$229,086
Percentage allocable to common shareholders (2)	85.38%	85.35%	85.37%	85.35%
FFO allocable to common shareholders	$125,282	$89,558	$241,315	$195,525

FFO allocable to Operating Partnership common unitholders, as adjusted	$118,619	$107,678	$229,866	$210,616
Percentage allocable to common shareholders (2)	85.38%	85.35%	85.37%	85.35%
FFO allocable to common shareholders, as adjusted	$101,277	$91,903	$196,237	$179,761

(1) Litigation settlement is included in Interest and Other Income in the Consolidated Statements of Operations. Litigation expense, including settlements paid, is included in General and Administrative expense in the Consolidated Statements of Operations. Nonrecurring professional fees expense is included in General and Administrative expense in the Consolidated Statements of Operations.

(2) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 13.

SUPPLEMENTAL FFO INFORMATION:
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Lease termination fees	$394	$1,731	$1,345	$3,037
Lease termination fees per share	$—	$0.01	$0.01	$0.02

Straight-line rental income	$1,411	$879	$1,560	$1,563
Straight-line rental income per share	$0.01	$—	$0.01	$0.01

Gains on outparcel sales	$3,783	$1,416	$3,783	$2,523
Gains on outparcel sales per share	$0.02	$0.01	$0.02	$0.01

Net amortization of acquired above- and below-market leases	$906	$192	$1,982	$838
Net amortization of acquired above- and below-market leases per share	$—	$—	$0.01	$—

Net amortization of debt premiums and discounts	$411	$450	$838	$1,033
Net amortization of debt premiums and discounts per share	$—	$—	$—	$0.01

Income tax benefit (provision)	$51	$(2,472)	$588	$(1,556)
Income tax benefit (provision) per share	$—	$(0.01)	$—	$(0.01)

Gain on extinguishment of debt	$—	$256	$6	$256
Gain on extinguishment of debt per share	$—	$—	$—	$—

Gain on investment	$—	$—	$—	$16,560
Gain on investment per share	$—	$—	$—	$0.08

Equity in earnings from disposals of unconsolidated affiliates	$29,235	$—	$55,630	$—
Equity in earnings from disposals of unconsolidated affiliates per share	$0.15	$—	$0.28	$—

Abandoned projects expense	$(32)	$—	$(33)	$(125)
Abandoned projects expense per share	$—	$—	$—	$—

Interest capitalized	$448	$1,024	$996	$2,232
Interest capitalized per share	$—	$0.01	$—	$0.01

Litigation settlements, net of related expenses	$—	$(3,004)	$(1,707)	$1,654
Litigation settlements, net of related expenses per share	$—	$(0.02)	$(0.01)	$0.01

Nonrecurring professional fees expense	$(1,119)	$—	$(1,119)	$—
Nonrecurring professional fees expense per share	$—	$—	$—	$—

	As of June 30,
	2016	2015
Straight-line rent receivable	$68,038	$65,210

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2016

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$73,097	$48,331	$114,989	$101,536

Adjustments:
Depreciation and amortization	72,205	71,239	148,711	147,505
Depreciation and amortization from unconsolidated affiliates	9,156	10,303	18,334	20,620
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,055)	(2,151)	(4,448)	(4,782)
Interest expense	53,187	58,754	108,418	117,911
Interest expense from unconsolidated affiliates	7,093	9,587	13,678	19,272
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,678)	(1,702)	(3,357)	(3,397)
Abandoned projects expense	32	—	33	125
Gain on sales of real estate assets	(9,577)	(14,173)	(9,577)	(14,930)
Gain on sales of real estate assets of unconsolidated affiliates	(58,927)	(601)	(85,322)	(1,164)
Gain on investment	—	—	—	(16,560)
Gain on extinguishment of debt	—	(256)	(6)	(256)
Loss on impairment	43,493	2,781	63,178	2,781
Income tax (benefit) provision	(51)	2,472	(588)	1,556
Lease termination fees	(394)	(1,731)	(1,345)	(3,037)
Straight-line rent and above- and below-market lease amortization	(2,317)	(1,071)	(3,542)	(2,401)
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(1,695)	(1,490)	1,432	(2,359)
General and administrative expenses	16,475	16,215	33,643	33,445
Management fees and non-property level revenues	(6,293)	(5,580)	(11,069)	(17,038)
Operating Partnership's share of property NOI	191,751	190,927	383,162	378,827
Non-comparable NOI	(9,468)	(14,702)	(23,165)	(29,839)
Total same-center NOI (1)	$182,283	$176,225	$359,997	$348,988
Total same-center NOI percentage change	3.4%		3.2%

Malls	$166,593	$161,376	$328,871	$319,642
Associated centers	8,306	7,930	16,351	15,550
Community centers	5,304	4,833	10,531	9,540
Offices and other	2,080	2,086	4,244	4,256
Total same-center NOI (1)	$182,283	$176,225	$359,997	$348,988

Percentage Change:
Malls	3.2%		2.9%
Associated centers	4.7%		5.2%
Community centers	9.7%		10.4%
Offices and other	(0.3)%		(0.3)%
Total same-center NOI (1)	3.4%		3.2%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles. Same-center NOI is for real estate properties and does not include the results of operations of the Company's subsidiary that provides janitorial, security and maintenance services. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2016, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2016. New properties are excluded from same-center NOI, until they meet this criteria. The only properties excluded from the same-center pool that would otherwise meet this criteria are properties which are either under major redevelopment, being considered for repositioning, minority interest properties in which we own an interest of 25% or less, or where we intend to renegotiate the terms of the debt secured by the related property.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2016 and 2015

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of June 30, 2016
	Fixed Rate	Variable Rate	Total per Debt Schedule		Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,359,851	$1,234,099	$4,593,950	(1)	$(15,234)	$4,578,716
Noncontrolling interests' share of consolidated debt	(110,236)	(7,575)	(117,811)		739	(117,072)
Company's share of unconsolidated affiliates' debt	551,369	73,870	625,239		(3,001)	622,238
Company's share of consolidated and unconsolidated debt	$3,800,984	$1,300,394	$5,101,378		$(17,496)	$5,083,882
Weighted average interest rate	5.34%	1.89%	4.46%

	As of June 30, 2015
	Fixed Rate	Variable Rate	Total per Debt Schedule		Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,901,335	$932,870	$4,834,205		$(15,284)	$4,818,921
Noncontrolling interests' share of consolidated debt	(113,536)	(7,033)	(120,569)		853	(119,716)
Company's share of unconsolidated affiliates' debt	667,815	104,618	772,433		(1,558)	770,875
Company's share of consolidated and unconsolidated debt	$4,455,614	$1,030,455	$5,486,069		$(15,989)	$5,470,080
Weighted average interest rate	5.45%	1.72%	4.75%
(1) Includes $38,237 of debt related to Fashion Square Mall that is classified in Liabilities Related to Assets Held for Sale in the Consolidated Balance Sheets as of June 30, 2016.

Debt-To-Total-Market Capitalization Ratio as of June 30, 2016
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	200,032	$9.31	$1,862,298
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			2,488,548
Company's share of total debt, excluding unamortized deferred financing costs			5,101,378
Total market capitalization			$7,589,926
Debt-to-total-market capitalization ratio			67.2%

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on June 30, 2016. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2016 and 2015

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
2016:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	170,792	170,792	170,731	170,731
Weighted average Operating Partnership units	29,253	29,253	29,255	29,255
Weighted average shares- FFO	200,045	200,045	199,986	199,986

2015:
Weighted average shares - EPS	170,494	170,494	170,457	170,457
Weighted average Operating Partnership units	29,257	29,257	29,259	29,259
Weighted average shares- FFO	199,751	199,751	199,716	199,716

Dividend Payout Ratio

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Weighted average cash dividend per share	$0.27278	$0.27279	$0.54556	$0.54558
FFO as adjusted, per diluted fully converted share	$0.59	$0.54	$1.15	$1.05
Dividend payout ratio	46.2%	50.5%	47.4%	52.0%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2016
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	June 30, 2016	December 31, 2015
ASSETS
Real estate assets:
Land	$851,541	$876,668
Buildings and improvements	7,000,254	7,287,862
	7,851,795	8,164,530
Accumulated depreciation	(2,369,696)	(2,382,568)
	5,482,099	5,781,962
Held for sale	65,300	—
Developments in progress	116,469	75,991
Net investment in real estate assets	5,663,868	5,857,953
Cash and cash equivalents	21,139	36,892
Receivables:
Tenant, net of allowance for doubtful accounts of $1,918 and $1,923 in 2016 and 2015, respectively	99,905	87,286
Other, net of allowance for doubtful accounts of $1,275 and $1,276 in 2016 and 2015, respectively	16,711	17,958
Mortgage and other notes receivable	15,703	18,238
Investments in unconsolidated affiliates	275,101	276,383
Intangible lease assets and other assets	187,709	185,281
	$6,280,136	$6,479,991

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,540,479	$4,710,628
Accounts payable and accrued liabilities	284,219	344,434
Liabilities related to assets held for sale	38,237	—
Total liabilities	4,862,935	5,055,062
Commitments and contingencies
Redeemable noncontrolling partnership interests	17,833	25,330
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,789,867 and 170,490,948 issued and outstanding in 2016 and 2015, respectively	1,708	1,705
Additional paid-in capital	1,971,591	1,970,333
Accumulated other comprehensive income	—	1,935
Dividends in excess of cumulative earnings	(699,001)	(689,028)
Total shareholders' equity	1,274,323	1,284,970
Noncontrolling interests	125,045	114,629
Total equity	1,399,368	1,399,599
	$6,280,136	$6,479,991

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2016

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	June 30, 2016	December 31, 2015
ASSETS:
Investment in real estate assets	$2,184,268	$2,357,902
Accumulated depreciation	(549,935)	(677,448)
	1,634,333	1,680,454
Developments in progress	17,709	59,592
Net investment in real estate assets	1,652,042	1,740,046
Other assets	346,600	168,540
Total assets	$1,998,642	$1,908,586

LIABILITIES:
Mortgage and other indebtedness	$1,333,293	$1,546,272
Other liabilities	85,267	51,357
Total liabilities	1,418,560	1,597,629

OWNERS' EQUITY:
The Company	236,005	184,868
Other investors	344,077	126,089
Total owners' equity	580,082	310,957
Total liabilities and owners’ equity	$1,998,642	$1,908,586

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Total revenues	$62,854	$63,111	$127,058	$125,583
Depreciation and amortization	(22,248)	(19,641)	(42,858)	(39,122)
Operating expenses	(18,333)	(17,468)	(38,405)	(36,774)
Income from operations	22,273	26,002	45,795	49,687
Interest income	332	335	668	667
Interest expense	(14,181)	(18,589)	(27,670)	(37,383)
Gain on extinguishment of debt	63,294	—	63,294	—
Gain on sales of real estate assets	136,019	619	216,978	1,434
Net income	$207,737	$8,367	$299,065	$14,405

	Company's Share for the Three Months Ended June 30,		Company's Share for the Six Months Ended June 30,
	2016	2015	2016	2015
Total revenues	$29,836	$32,958	$60,100	$65,793
Depreciation and amortization	(9,156)	(10,303)	(18,334)	(20,620)
Operating expenses	(8,421)	(9,045)	(17,183)	(18,873)
Income from operations	12,259	13,610	24,583	26,300
Interest income	256	257	512	512
Interest expense	(7,093)	(9,587)	(13,678)	(19,272)
Gain on sales of real estate assets	58,927	601	85,322	1,164
Net income	$64,349	$4,881	$96,739	$8,704

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2016

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest because the Company believes that the EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.

Ratio of EBITDA to Interest Expense
(Dollars in thousands)

Three Months Ended June 30,	Six Months Ended June 30,
2016	2015	2016	2015
EBITDA:
Net income	$73,097	$48,331	$114,989	$101,536

Adjustments:
Depreciation and amortization	72,205	71,239	148,711	147,505
Depreciation and amortization from unconsolidated affiliates	9,156	10,303	18,334	20,620
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,055)	(2,151)	(4,448)	(4,782)
Interest expense	53,187	58,754	108,418	117,911
Interest expense from unconsolidated affiliates	7,093	9,587	13,678	19,272
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,678)	(1,702)	(3,357)	(3,397)
Income and other taxes	398	3,267	743	2,550
Gain on investment	—	—	—	(16,560)
Equity in earnings from disposals of unconsolidated affiliates	(29,235)	—	(55,630)	—
Gain on extinguishment of debt	—	(256)	(6)	(256)
Loss on impairment	43,493	2,781	63,178	2,781
Abandoned projects	32	—	33	125
Net (income) loss attributable to noncontrolling interests in earnings of other consolidated subsidiaries	(1,695)	(1,490)	1,432	(2,359)
Gain on depreciable property	(35,521)	(13,403)	(35,521)	(13,470)
Company's share of total EBITDA	$188,477	$185,260	$370,554	$371,476

Interest Expense:
Interest expense	$53,187	$58,754	$108,418	$117,911
Interest expense from unconsolidated affiliates	7,093	9,587	13,678	19,272
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,678)	(1,702)	(3,357)	(3,397)
Company's share of total interest expense	$58,602	$66,639	$118,739	$133,786

Ratio of EBITDA to Interest Expense	3.2	x	2.8	x	3.1	x	2.8	x

Reconciliation of EBITDA to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Company's share of total EBITDA	$188,477	$185,260	$370,554	$371,476
Interest expense	(53,187)	(58,754)	(108,418)	(117,911)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,678	1,702	3,357	3,397
Income and other taxes	(398)	(3,267)	(743)	(2,550)
Net amortization of deferred financing costs and debt premiums and discounts	757	1,048	1,482	2,625
Net amortization of intangible lease assets and liabilities	334	208	(288)	33
Depreciation and interest expense from unconsolidated affiliates	(16,249)	(19,890)	(32,012)	(39,892)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,055	2,151	4,448	4,782
Noncontrolling interests in earnings of other consolidated subsidiaries	1,695	1,490	(1,432)	2,359
Gains on outparcel sales	(3,494)	(770)	(3,494)	(1,460)
Equity in earnings of unconsolidated affiliates	(5,676)	(4,881)	(11,671)	(8,704)
Distributions of earnings from unconsolidated affiliates	4,469	5,242	8,582	9,780
Share-based compensation expense	1,049	918	2,851	3,406
Provision for doubtful accounts	119	566	2,223	1,938
Change in deferred tax assets	(419)	(354)	(320)	153
Changes in operating assets and liabilities	7,174	2,990	(20,958)	(10,039)
Cash flows provided by operating activities	$128,384	$113,659	$214,161	$219,393

Supplemental Financial And Operating Information
As of June 30, 2016

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable
Operating Properties:
Greenbrier Mall	Chesapeake, VA	Aug-16		5.91%	$71,265	$71,265	$—
Midland Mall	Midland, MI	Aug-16		6.10%	32,021	32,021	—
Chesterfield Mall	Chesterfield, MO	Sep-16		5.74%	140,000	140,000	—
Dakota Square Mall	Minot, ND	Nov-16		6.23%	55,199	55,199	—
Southaven Towne Center	Southaven, MS	Jan-17		5.50%	38,568	38,568	—
Cary Towne Center	Cary, NC	Mar-17		8.50%	47,199	47,199	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	127,456	127,456	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	14,442	14,442	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	91,084	91,084	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	37,627	37,627	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	19,070	19,070	—
The Outlet Shoppes at Atlanta - Ridgewalk	Woodstock, GA	Jun-17		4.97%	2,556	—	2,556
Statesboro Crossing	Statesboro, GA	Jun-17	Jun-18	2.22%	11,035	—	11,035
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	62,916	62,916	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	38,311	38,311	—
The Outlet Shoppes at El Paso - Phase II	El Paso, TX	Apr-18		3.21%	6,811	—	6,811
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	147,667	147,667	—
Hickory Point Mall	Forsyth, IL	Dec-18	Dec-19	5.85%	27,446	27,446	—
The Outlet Shoppes at Oklahoma City - Phase II	Oklahoma City, OK	Apr-19	Apr-21	3.21%	5,675	—	5,675
The Outlet Shoppes at Oklahoma City - Phase III	Oklahoma City, OK	Apr-19	Apr-21	3.21%	2,804	—	2,804
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	27,306	27,306	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	46,973	46,973	—
The Outlet Shoppes at Atlanta - Parcel Development	Woodstock, GA	Dec-19		2.97%	2,142	—	2,142
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	Dec-19		2.95%	4,063	—	4,063
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,222	13,222	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	72,821	72,821	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY	Jul-20		2.96%	10,101	—	10,101
Parkway Place	Huntsville, AL	Jul-20		6.50%	37,160	37,160	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	57,509	57,509	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	84,684	84,684	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	37,835	37,835	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	9,494	9,494	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	88,013	88,013	—
Wausau Center	Wausau, WI	Apr-21		5.85%	17,689	17,689	—
Fayette Mall	Lexington, KY	May-21		5.42%	164,569	164,569	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	47,550	47,550	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	70,750	70,750	—
Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	125,260	125,260	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	54,573	54,573	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	68,439	68,439	—
Arbor Place	Atlanta (Douglasville), GA	May-22		5.10%	114,589	114,589	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	19,567	19,567	—
Fashion Square	Saginaw, MI	Jun-22		4.95%	38,237	38,237	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	66,676	66,676	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	62,824	62,824	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	36,516	36,516	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	76,771	76,771	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	75,448	75,448	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	38,450		38,450	—
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	107,000		107,000	—
	SUBTOTAL				2,655,383		2,610,196	45,187
Weighted-average interest rate					5.61%		5.66%	2.98%

Debt Premiums (Discounts): (1)					3,370		3,370	—
Weighted-average interest rate					4.59%		4.59%

Total Loans On Operating Properties And Debt Premiums (Discounts)					2,658,753		2,613,566	45,187
Weighted-average interest rate					5.61%		5.66%	2.98%

Operating Partnership Debt:
Unsecured credit facilities:
$500,000 capacity		Oct-19	Oct-20	1.65%	—		—	—
$100,000 capacity		Oct-19	Oct-20	1.66%	3,200		—	3,200
$500,000 capacity		Oct-20		1.65%	385,712		—	385,712
	SUBTOTAL				388,912		—	388,912

Unsecured term loans:
$350,000 Term Loan		Oct-17	Oct-19	1.80%	350,000		—	350,000
$50,000 Term Loan		Feb-18		2.02%	50,000		—	50,000
$400,000 Term Loan		Jul-18		1.96%	400,000		—	400,000
	SUBTOTAL				800,000		—	800,000
Senior unsecured notes:
Senior unsecured 5.25% notes		Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)		Dec-23		5.25%	(3,651)		(3,651)	—
Senior unsecured 4.60% notes		Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)		Oct-24		4.60%	(64)		(64)	—
	SUBTOTAL				746,285		746,285	—

Total Consolidated Debt					$4,593,950	(2)	$3,359,851	$1,234,099
Weighted-average interest rate					4.53%		5.51%	1.86%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	$6,874		$6,874	$—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	9,956		9,956	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	19,061		19,061	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	6,239		6,239	—
Gulf Coast Town Center - Phase III	Ft. Myers, FL	Jul-17		2.50%	2,390		—	2,390
High Pointe Commons - PetCo	Harrisburg, PA	Jul-17		3.20%	9		—	9
High Pointe Commons - Phase II	Harrisburg, PA	Jul-17		6.10%	2,499		2,499	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.47%	11,700		—	11,700
Hammock Landing - Phase I	West Melbourne, FL	Feb-18	Feb-19	2.46%	21,573		—	21,573
Hammock Landing - Phase II	West Melbourne, FL	Feb-18	Feb-19	2.46%	8,339		—	8,339
The Pavilion at Port Orange	Port Orange, FL	Feb-18	Feb-19	2.46%	29,174		—	29,174
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	51,123		51,123	—
Triangle Town Center	Raleigh, NC	Dec-18	Dec-20	4.00%	17,087		17,087	—
York Town Center	York, PA	Feb-22		4.90%	17,189		17,189	—
York Town Center - Pier 1	York, PA	Feb-22		3.22%	685		—	685
West County Center	St. Louis, MO	Dec-22		3.40%	94,108		94,108	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	49,842		49,842	—
Ambassador Town Center	Lafayette, LA	Jun-23		3.22%	30,979	(3)	30,979	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	2,806		2,806	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	58,156		58,156	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	138,000		138,000	—
Fremaux Town Center - Phase I	Slidell, LA	Jun-26		3.69%	47,450	(4)	47,450	—
	SUBTOTAL				625,239	(2)	551,369	73,870

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
Hamilton Corner	Chattanooga, TN	10%		5.67%	(1,444)		(1,444)	—
The Outlet Shoppes at Atlanta - Ridgewalk	Woodstock, GA	25%		4.97%	(639)		—	(639)
Statesboro Crossing	Statesboro, GA	50%		2.22%	(5,517)		—	(5,517)
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(15,729)		(15,729)	—
The Outlet Shoppes at Oklahoma City - Phase II	Oklahoma City, OK	25%		3.21%	(1,419)		—	(1,419)
The Terrace	Chattanooga, TN	8%		7.25%	(1,058)		(1,058)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(760)		(760)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(13,643)		(13,643)	—
CBL Center	Chattanooga, TN	8%		5.00%	(1,565)		(1,565)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.90%	(19,193)		(19,193)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%		4.05%	(26,407)		(26,407)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		4.80%	(19,225)		(19,225)	—
Hamilton Place	Chattanooga, TN	10%		4.36%	(10,700)		(10,700)	—
					(117,299)		(109,724)	(7,575)

Less Noncontrolling Interests' Share Of Debt Premiums: (1)
The Outlet Shoppes at El Paso	El Paso, TX	25%		4.75%	(512)		(512)	—

	SUBTOTAL				(117,811)	(2)	(110,236)	(7,575)

Company's Share Of Consolidated And Unconsolidated Debt					$5,101,378	(2)	$3,800,984	$1,300,394
Weighted-average interest rate					4.46%		5.34%	1.89%

Total Debt of Unconsolidated Affiliates:
Governor's Square Mall	Clarksville, TN	Sep-16		8.23%	$14,471		$14,471	$—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	19,912		19,912	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	38,123		38,123	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	12,478		12,478	—
Gulf Coast Town Center - Phase III	Ft. Myers, FL	Jul-17		2.50%	4,780		—	4,780
High Pointe Commons - PetCo	Harrisburg, PA	Jul-17		3.20%	19		—	19
High Pointe Commons - Phase II	Harrisburg, PA	Jul-17		6.10%	4,998		4,998	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.47%	11,700		—	11,700
Hammock Landing Phase I	West Melbourne, FL	Feb-18	Feb-19	2.46%	43,147		—	43,147
Hammock Landing Phase II	West Melbourne, FL	Feb-18	Feb-19	2.46%	16,677		—	16,677
The Pavilion at Port Orange	Port Orange, FL	Feb-18	Feb-19	2.46%	58,348		—	58,348
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	102,246		102,246	—
Triangle Town Center	Raleigh, NC	Dec-18	Dec-20	4.00%	170,871		170,871	—
York Town Center	York, PA	Feb-22		4.90%	34,378		34,378	—
York Town Center - Pier 1	York, PA	Feb-22		3.22%	1,369		—	1,369
West County Center	St. Louis, MO	Dec-22		3.40%	188,215		188,215	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	99,684		99,684	—
Ambassador Town Center	Lafayette, LA	Jun-23		3.22%	47,660	(3)	47,660	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	5,612		5,612	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	116,311		116,311	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	276,000		276,000	—
Fremaux Town Center	Slidell, LA	Jun-26		3.69%	73,000	(4)	73,000	—
					$1,339,999		$1,203,959	$136,040
Weighted-average interest rate					4.07%		4.25%	2.47%

(1)	The weighted average interest rates used for debt premiums (discounts) reflect the market interest rate in effect as of the assumption of the related debt.

(2)	See page 11 for unamortized deferred financing costs.

(3)
The joint venture has an interest rate swap on a notional amount of $47,660, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(4)
The joint venture has an interest rate swap on a notional amount of $73,000, amortizing to $52,130 over the term of the swap, related to Fremaux Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2016

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2016	$298,485	$6,874	$—	$305,359	5.99%	5.96%
2017	440,918	40,154	(17,812)	463,260	9.08%	6.06%
2018	653,824	51,123	(5,517)	699,430	13.71%	3.61%
2019	457,930	70,786	—	528,716	10.36%	2.98%
2020	579,725	17,087	(1,058)	595,754	11.68%	3.16%
2021	529,063	—	(2,179)	526,884	10.33%	5.58%
2022	586,681	111,982	(15,208)	683,455	13.40%	4.72%
2023	526,771	80,821	(19,193)	588,399	11.53%	4.96%
2024	375,448	60,962	(26,407)	410,003	8.04%	4.46%
2025	38,450	138,000	(19,225)	157,225	3.08%	4.07%
2026	107,000	47,450	(10,700)	143,750	2.82%	4.14%
Face Amount of Debt	4,594,295	625,239	(117,299)	5,102,235	100.02%	4.46%
Net Premiums on Debt	(345)	—	(512)	(857)	(0.02)%	—%
Total	$4,593,950	$625,239	$(117,811)	$5,101,378	100.00%	4.46%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2016	$298,485	$6,874	$—	$305,359	5.99%	5.96%
2017	801,953	51,854	(23,329)	830,478	16.28%	4.19%
2018	670,235	127,296	—	797,531	15.63%	3.62%
2019	92,163	—	(1,419)	90,744	1.78%	7.06%
2020	576,525	—	(1,058)	575,467	11.28%	3.14%
2021	520,584	—	(760)	519,824	10.19%	5.61%
2022	586,681	111,982	(15,208)	683,455	13.40%	4.72%
2023	526,771	80,821	(19,193)	588,399	11.53%	4.96%
2024	375,448	60,962	(26,407)	410,003	8.04%	4.46%
2025	38,450	138,000	(19,225)	157,225	3.08%	4.07%
2026	107,000	47,450	(10,700)	143,750	2.82%	4.14%
Face Amount of Debt	4,594,295	625,239	(117,299)	5,102,235	100.02%	4.46%
Net Premiums on Debt	(345)	—	(512)	(857)	(0.02)%	—%
Total	$4,593,950	$625,239	$(117,811)	$5,101,378	100.00%	4.46%

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	< 60%	48.3%
Unencumbered asset value to unsecured indebtedness	> 1.6x	2.3x
Unencumbered NOI to unsecured interest expense	> 1.75x	5.0x
EBITDA to fixed charges (debt service)	> 1.5x	2.4x

Senior Unsecured Notes Compliance Ratios	Required	Actual
Total debt to total assets	< 60%	53%
Secured debt to total assets	< 45%	31%
Total unencumbered assets to unsecured debt	> 150%	223%
Consolidated income available for debt service to annual debt service charge	> 1.5x	3.3x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2016

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/16
			6/30/16	6/30/15	6/30/16	6/30/15
Acadiana Mall	Lafayette, LA	991,303
Coastal Grand	Myrtle Beach, SC	1,040,040
CoolSprings Galleria	Nashville, TN	1,142,777
Cross Creek Mall	Fayetteville, NC	1,045,311
Dakota Square Mall	Minot, ND	741,193
Fayette Mall	Lexington, KY	1,203,998
Friendly Center and The Shops at Friendly	Greensboro, NC	1,132,352
Governor's Square	Clarksville, TN	737,477
Hamilton Place	Chattanooga, TN	1,150,185
Hanes Mall	Winston-Salem, NC	1,477,242
Harford Mall	Bel Air, MD	505,483
Jefferson Mall	Louisville, KY	894,132
Mall del Norte	Laredo, TX	1,178,220
Mayfaire Town Center	Wilmington, NC	589,000
Oak Park Mall	Overland Park, KS	1,600,497
The Outlet Shoppes at Atlanta (2)	Woodstock, GA	414,506
The Outlet Shoppes at El Paso	El Paso, TX	431,134
The Outlet Shoppes of the Bluegrass (2)	Simpsonville, KY	428,073
Park Plaza	Little Rock, AR	540,167
Post Oak Mall	College Station, TX	759,632
St. Clair Square	Fairview Heights, IL	1,084,258
Sunrise Mall	Brownsville, TX	801,392
Volusia Mall	Daytona Beach, FL	1,067,694
West County Center	Des Peres, MO	1,197,210
West Towne Mall	Madison, WI	823,505
Total Tier 1 Malls		22,976,781	$440	$440	94.4%	93.0%	43.4%

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/16
			6/30/16	06/30/15	6/30/16	6/30/15
Arbor Place	Atlanta (Douglasville), GA	1,163,432
Asheville Mall	Asheville, NC	974,552
Brookfield Square	Brookfield, WI	1,008,297
Burnsville Center	Burnsville, MN	1,046,359
CherryVale Mall	Rockford, IL	849,253
East Towne Mall	Madison, WI	792,165
EastGate Mall	Cincinnati, OH	860,830
Eastland Mall	Bloomington, IL	760,833
Frontier Mall	Cheyenne, WY	524,239
Greenbrier Mall	Chesapeake, VA	890,851

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/16
			6/30/16	06/30/15	6/30/16	6/30/15
Honey Creek Mall	Terre Haute, IN	677,322
Imperial Valley Mall	El Centro, CA	763,494
Kirkwood Mall	Bismarck, ND	843,640
Laurel Park Place	Livonia, MI	494,886
Layton Hills Mall	Layton, UT	573,945
Meridian Mall	Lansing, MI	972,186
Mid Rivers Mall	St. Peters, MO	1,076,184
Northgate Mall	Chattanooga, TN	762,404
Northpark Mall	Joplin, MO	938,027
Northwoods Mall	North Charleston, SC	771,677
Old Hickory Mall	Jackson, TN	538,991
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	475,862
Parkdale Mall	Beaumont, TX	1,248,667
Parkway Place	Huntsville, AL	648,277
Pearland Town Center	Pearland, TX	646,796
Richland Mall	Waco, TX	686,628
South County Center	St. Louis, MO	1,044,428
Southaven Towne Center	Southaven, MS	567,640
Southpark Mall	Colonial Heights, VA	672,975
Turtle Creek Mall	Hattiesburg, MS	846,121
Valley View Mall	Roanoke, VA	837,390
WestGate Mall	Spartanburg, SC	954,084
Westmoreland Mall	Greensburg, PA	979,576
York Galleria	York, PA	751,902
Total Tier 2 Malls		27,643,913	$345	$340	90.8%	88.6%	44.3%

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/16
			6/30/16	6/30/15	6/30/16	6/30/15
Alamance Crossing	Burlington, NC	886,700
College Square	Morristown, TN	450,398
Fashion Square	Saginaw, MI	748,483
Foothills Mall	Maryville, TN	463,751
Janesville Mall	Janesville, WI	600,710
Kentucky Oaks Mall	Paducah, KY	1,060,586
The Lakes Mall	Muskegon, MI	587,973
Monroeville Mall	Pittsburgh, PA	1,077,520
The Outlet Shoppes at Gettysburg	Gettysburg, PA	247,622
Randolph Mall	Asheboro, NC	380,559
Regency Mall	Racine, WI	789,368
Stroud Mall	Stroudsburg, PA	403,258
Walnut Square	Dalton, GA	495,970
Total Tier 3 Malls		8,192,898	$269	$264	85.7%	86.5%	8.5%

Total Mall Portfolio		58,813,592	$377	$373	91.6%	90.0%	96.2%

Mall Portfolio Statistics (continued)

Excluded Malls (3)
Property	Category	Location	Total GLA	Stabilized Mall Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/16
				6/30/16	6/30/15	6/30/16	6/30/15
Lender Malls:
Chesterfield Mall	Lender	Chesterfield, MO	1,264,857
Midland Mall	Lender	Midland, MI	473,634
Wausau Center	Lender	Wausau, WI	423,774
			2,162,265
Other Excluded Malls:
Cary Towne Center	Repositioning	Cary, NC	927,886
Hickory Point Mall	Repositioning	Forsyth, IL	815,326
River Ridge Mall	Minority Interest	Lynchburg, VA	763,158
Triangle Town Center	Minority Interest	Raleigh, NC	1,253,577
			3,759,947

Total Excluded Malls			5,922,212	N/A	N/A	N/A	N/A	3.8%

(1)	Represents same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass are non-stabilized malls and are excluded from Sales Per Square Foot.

(3)	Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

•	Lender Malls - Malls for which we are working or intend to work with the lender on the terms of the loan secured by the related Property.

•
Repositioning Malls - Malls where we have determined that the current format of the Property no longer represents the best use of the Property and we are in the process of evaluating alternative strategies for the Property, which may include major redevelopment or an alternative retail or non-retail format, or after evaluating alternative strategies for the Property, we have determined that the Property no longer meets our criteria for long-term investment.

•	Minority Interest Malls - Malls in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2016

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	513,851	$42.60	$44.20	3.8%	$45.90	7.7%
Stabilized malls	473,342	44.10	45.75	3.7%	47.54	7.8%
New leases	167,979	36.72	43.75	19.1%	46.20	25.8%
Renewal leases	305,363	48.18	46.84	(2.8)%	48.28	0.2%

Year-to-Date:
All Property Types (1)	1,066,765	$40.80	$41.62	2.0%	$43.00	5.4%
Stabilized malls	994,143	42.10	42.88	1.9%	44.31	5.2%
New leases	280,218	38.20	45.26	18.5%	47.83	25.2%
Renewal leases	713,925	43.62	41.94	(3.9)%	42.93	(1.6)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

			As of June 30,
Quarter:	Square Feet		2016	2015
Operating portfolio:		Same-center malls	$31.82	$31.42
New leases	492,265	Stabilized malls	31.95	31.26
Renewal leases	673,185	Non-stabilized malls (4)	26.06	25.19
Development portfolio:		Associated centers (5)	13.99	13.23
New leases	378,382	Community centers (5)	15.60	15.74
Total leased	1,543,832	Office buildings (5)	19.67	19.50

Year-to-Date:
Operating Portfolio:
New leases	821,864
Renewal leases	1,434,110
Development Portfolio:
New leases	510,068
Total leased	2,766,042

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)	Average annual base rents per square foot are based on contractual rents in effect as of June 30, 2016, including the impact of any rent concessions.

(4)
Includes The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of June 30, 2016 and The Outlet Shoppes of the Bluegrass, The Outlet Shoppes at Atlanta and Fremaux Town Center as of June 30, 2015.

(5)	Includes annual base rent per square foot for all leased locations regardless of size.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2016

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Six Months Ended June 30, 2016 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2016:
New	104	324,391	8.65	$48.76	$51.42	$40.46	$8.30	20.5%	$10.96	27.1%
Renewal	401	1,190,328	3.67	40.81	41.65	41.44	(0.63)	(1.5)%	0.21	0.5%
Commencement 2016 Total	505	1,514,719	4.70	$42.51	$43.74	$41.23	$1.28	3.1%	$2.51	6.1%

Commencement 2017:
New	7	14,147	9.70	$73.43	$77.84	$67.62	$5.81	8.6%	$10.22	15.1%
Renewal	40	113,927	4.38	40.97	41.77	39.64	1.33	3.4%	2.13	5.4%
Commencement 2017 Total	47	128,074	5.17	$44.56	$45.76	$42.73	$1.83	4.3%	$3.03	7.1%

Total 2016/2017	552	1,642,793	4.74	$42.67	$43.90	$41.35	$1.32	3.2%	$2.55	6.2%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2016

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues
1	L Brands, Inc (1)	159	870,934	3.53%
2	Signet Jewelers Limited (2)	213	312,566	2.82%
3	Ascena Retail Group, Inc. (3)	206	1,043,671	2.54%
4	Foot Locker, Inc.	130	575,960	2.29%
5	AE Outfitters Retail Company	78	481,521	1.93%
6	Dick's Sporting Goods, Inc. (4)	28	1,609,274	1.80%
7	Genesco Inc. (5)	191	306,750	1.71%
8	The Gap, Inc.	61	687,853	1.54%
9	Luxottica Group, S.P.A. (6)	117	264,346	1.23%
10	Express Fashions	43	358,701	1.21%
11	Forever 21 Retail, Inc.	23	460,658	1.20%
12	Abercrombie & Fitch, Co.	50	339,998	1.15%
13	JC Penney Company, Inc. (7)	58	6,752,125	1.11%
14	Finish Line, Inc.	57	299,298	1.07%
15	Charlotte Russe Holding, Inc.	54	347,229	1.04%
16	The Buckle, Inc.	51	264,369	1.02%
17	Aeropostale, Inc.	68	259,326	0.93%
18	Best Buy Co., Inc. (8)	58	469,920	0.87%
19	Claire's Stores, Inc.	107	134,691	0.79%
20	Shoe Show, Inc.	50	641,938	0.78%
21	Cinemark	10	524,803	0.77%
22	Barnes & Noble Inc.	20	604,028	0.76%
23	H&M	27	552,091	0.75%
24	The Children's Place Retail Stores, Inc.	60	260,834	0.73%
25	New York & Company, Inc.	37	249,047	0.69%
		1,956	18,671,931	34.26%

(1)	L Brands, Inc operates Victoria's Secret, PINK, White Barn Candle and Bath & Body Works.
(2)
Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.

(3)	Ascena Retail Group, Inc. operates Justice, Dressbarn, Maurices, Lane Bryant and Catherines, Ann Taylor, LOFT, and Lou & Grey.
(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream stores.
(5)	Genesco Inc. operates Journey's, Underground by Journeys, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse stores.
(6)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(7)	JC Penney Co., Inc. owns 30 of these stores. The above chart includes one leased store at College Square Mall that the Company terminated in April 2016 for redevelopment.
(8)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Six Months Ended June 30, 2016

Capital Expenditures
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Tenant allowances (1)	$21,251	$19,344	$32,896	$32,040

Renovations (2)	1,507	9,883	4,621	12,046

Deferred maintenance: (3)
Parking lot and parking lot lighting	2,045	5,535	2,765	7,447
Roof repairs and replacements	374	1,178	1,043	2,109
Other capital expenditures	1,703	1,093	5,828	2,159
Total deferred maintenance expenditures	4,122	7,806	9,636	11,715

Total capital expenditures	$26,880	$37,033	$47,153	$55,801

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2016	2015
Quarter ended:
March 31,	$658	$695
June 30,	426	284
September 30,		806
December 31,		880
	$1,084	$2,665

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2016
Properties Opened During the Six Months Ended June 30, 2016
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Community Center:
Ambassador Town Center	Lafayette, LA	65%	431,139	$40,295	$28,929	Apr-16	8.5%

Mall Expansion:
Kirkwood Mall - Self Development (Panera Bread, Verizon, Caribou Coffee)	Bismarck, ND	100%	12,570	3,702	3,382	Mar-16	10.5%

Mall Redevelopment:
CoolSprings Galleria - Sears Redevelopment (American Girl, Cheesecake Factory)	Nashville, TN	50%	193,137	37,091	9,269	May-16	7.2%

Total Properties Opened			636,846	$81,088	$41,580
Properties Under Development at June 30, 2016
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlet Shoppes at Laredo	Laredo, TX	65%	357,756	$69,630	$10,515	Spring-17	9.6%

Mall Expansions:
Dakota Square expansion	Minot, ND	100%	23,922	7,453	1,068	Fall-16	7.5%
Friendly Center - Cheesecake Factory	Greensboro, NC	50%	9,156	2,307	807	Fall-16	10.8%
Friendly Center - Shops	Greensboro, NC	50%	12,765	2,638	1,423	Fall-16	8.1%
Hamilton Place - Theatre	Chattanooga, TN	100%	30,169	5,409	3,085	Fall-16	9.1%
Mayfaire Town Center - Phase I	Wilmington, NC	100%	67,766	19,072	2,791	Fall-16	8.4%
			143,778	36,879	9,174
Community Center Expansions:
The Forum at Grandview - Expansion	Madison, MS	75%	24,516	5,624	653	Fall-16	8.5%
Hammock Landing - Expansion	West Melbourne, FL	50%	23,717	2,351	1,374	Fall-16	10.7%
High Pointe Commons - (Petco)	Harrisburg, PA	50%	12,885	1,055	452	Oct-16	10.5%
			61,118	9,030	2,479

Mall Redevelopments:
College Square - JCP Redevelopment (Dick's/ULTA)	Morristown, TN	100%	90,879	14,992	5,677	Fall-16	7.6%
Northpark Mall - (Dunham's Sports)	Joplin, MO	100%	80,524	3,362	1,523	Fall-16	9.5%
Oak Park Mall - Self Development	Overland Park, KS	50%	6,735	1,210	915	Summer-16	8.2%
Randolph Mall - JCP Redevelopment (Ross/ULTA)	Asheboro, NC	100%	33,796	4,372	3,928	Summer-16	7.8%
York Galleria Mall - Partial JCP Redevelopment (H&M/Shops)	York, PA	100%	42,672	5,582	913	Fall-16	7.8%
York Galleria Mall - Partial JCP Redevelopment (Gold's Gym/Shops)	York, PA	100%	40,832	5,658	90	Spring-17	12.8%
			295,438	35,176	13,046

Total Properties Under Development			858,090	$150,715	$35,214

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.